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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event) OCTOBER 3, 2001

                     INTERNATIONAL ENERGY CONSULTANTS, INC.
             (Exact name of registrant as specified in its chapter)

          NEVADA                    000-32243                    88-0387107
(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)

         6587 W. Charleston,
         Las Vegas, Nevada                                          89117
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 702-360-3472

          (Former name or former address, if changed since last report)
                                 Not Applicable.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

On October 3, 2001, our Board of Directors approved an Agreement and Plan of
Share Exchange with Purezza Group, Inc., a privately held Florida Corporation.
The Agreement and Plan of Share Exchange provides that:

i)   We agree to affect a 1-for-10 reverse stock split of our outstanding shares of Common Stock with all fractional shares being rounded up to the next whole share.  After the reverse split, we would have a total of 377,002 shares of our common stock outstanding;
ii)  In connection with the transaction we will issue 12,122,098 shares of restricted common stock to the shareholders of Purezza Group, Inc.
     ("Purezza").  After the share exchange, Purezza's shareholders would own
     12,122,098 of the approximate 12,500,000 shares of our common stock outstanding, which represents 97% of the shares outstanding after the transaction;
iii) Our authorized capital stock shall remain 50,000,000 shares of Common Stock after the reverse split;
iv)  In connection with the exchange, we will grant our shareholders options to purchase common stock equal to what they would have held had we not reverse split our common stock.  The option will be granted at no cost to the holder and will be exercisable at a price of $2.00 per share.  Options will be granted to all shareholders regardless of whether they vote in favor of the above transactions;
v)   Our current shareholders (prior to the transactions contemplated in the
     Agreement and Plan of Share Exchange) must agree to a lock up of their shares, including shares issuable upon exercise of the options, as follows:
     (a) For the first one hundred twenty (120) days after which our Common
     Stock begins trading on the Over-the-Counter Bulletin Board ("OTCBB"), the
     Shareholder shall not sell, transfer, pledge, encumber, hypothecate, assign, or dispose of any of the Shares; (b) After one hundred twenty (120)
     days, the Shareholder shall be allowed to sell shares at his or her discretion up to an amount not to exceed twenty five percent (25%) of the shares held by the Shareholder every ninety (90) days; and (c) after twelve
     (12) months, the Shareholder can sell shares as he or she deems fit.
vi)  We will change our name to Purezza Holdings, Inc.;
vii) Our officers and directors will resign and the vacancies created will be filled by Purezza; and
viii)We will file amendments to our Articles of Incorporation in connection with the reverse stock split and name change.

As of the date of this Form 8-KSB, none of the above described in (i) through
(viii) have occurred. Pursuant to Nevada law, we are required to obtain shareholder approval of the reverse stock split, name change and amendment to the Articles of Incorporation. We will be filing a Schedule 14A with the
Securities and Exchange Commission and submitting the above matters to a vote of our Shareholders by Proxy. Should we not obtain shareholder approval of the
Agreement and Plan of Share Exchange we will not proceed with any of the above transactions. As a condition to the Agreement and Plan of Share Exchange,
Purezza must obtain unanimous approval by its shareholders. We plan to complete the above transaction prior to November 30, 2001.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Item 3. Bankruptcy or Receivership.

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

Not Applicable.

Item 6. Resignations of Registrant's Directors.

Not Applicable.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Purezza Group Inc., upon closing of the transactions contemplated hereby, will be filed by amendment no later than 60 days after the date the filing of an 8KSB is required.
     (b)  Pro Forma Financial Information will be filed by amendment no later than 60 days after the date the filing of an 8KSB is required.
     (c)  Exhibits

          Exhibit Number      Description
          10.1                Agreement and Plan of Share Exchange between
                              International Energy Consultants, Inc. and Purezza
                              Group, Inc dated October 3, 2001.

Item 8. Change in Fiscal Year.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERNATIONAL ENERGY CONSULTANTS, INC.
                                     (Registrant)

Date:  October 11, 2001              /s/ Tony Sanzari, President
                                          (Signature)